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                                                                 Exhibit 10.8(b)

                       NEW SAC 2001 RESTRICTED SHARE PLAN

                           RESTRICTED SHARE AGREEMENT

     THIS AGREEMENT (the "Agreement"), is made effective as of the _____ day of ________, 2001, between New SAC, a limited company incorporated in the Cayman Islands (the "Company") and ___________________ (the "Participant"):

     The Company, pursuant to the New SAC 2001 Restricted Share Plan (the "Plan") hereby grants to the Participant, _________ ordinary shares, par value $.0001, of the Company (the "Shares"). The Shares are granted pursuant to the Plan, and are governed by the terms and conditions of the Plan. All defined terms used herein, unless specifically defined in this Agreement, have the meanings assigned to them in the Plan. The Participant agrees to be bound by all terms and conditions of this Agreement and the Plan, as amended from time to time.

     To be effective, this Restricted Share Agreement must be signed by the Participant and returned to the General Counsel on or before June 29, 2001 and the Participant must become (or already be) a signatory to the Management Shareholders Agreement dated as of November 22, 2000 among the Company and certain individuals identified therein ("Management Shareholders Agreement"). If the Participant is not already a signatory to the Management Shareholders Agreement, then Participant shall sign the form of Joinder Agreement attached hereto as Appendix A.

          1. Restrictions on Transfer of Shares. Except as otherwise determined
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by the Committee, the Shares cannot be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of in any manner (collectively, a "Transfer") during the Restriction Period. For purposes of this Agreement, the "Restriction Period" shall mean the period beginning on November 22, 2000 (the "Vesting Commencement Date") and ending on the fourth anniversary of the Vesting Commencement Date; provided, however, that, subject to the Participant's continued employment, the Restriction Period shall lapse with respect to twenty
- five percent (25%) of the Shares on the first anniversary of the Vesting Commencement Date and with respect to 1/48th of the Shares at the end of each month thereafter (measured by using the same day of such subsequent month as the Vesting Commencement Date, or if there is no same day in a given subsequent month, the last day of such subsequent month).

          2. Forfeiture of Shares. (a) If the Participant's employment with the
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Company (including its Affiliates) shall terminate prior to the expiration of the Restriction Period, for any reason or no reason, any Shares with respect to which the Restriction Period has not yet lapsed, rounded to the nearest whole Share (the "Restricted Shares") shall, upon such termination of employment, be automatically forfeited by Participant to the Company, without the payment of any consideration or further consideration by the Company, and neither Participant nor any successors, heirs, assigns, or personal representatives of Participant shall thereafter have any further rights or interest in the Restricted Shares or under this Agreement, and Participant's name shall thereupon be deleted from the list of the Company's shareholders with respect to the Restricted Shares; provided, however, that if the employment of Participant
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with the Company (or its Affiliates) shall be terminated (A) by the Participant with Good Reason or (B) by the Company without Cause, then the Restriction Period shall lapse with respect to all of the Restricted Shares and the Restricted Shares shall thereby be entirely free of such forfeiture restrictions. In addition, in the event of Participant's termination of employment with the Company (including its Affiliates) on account of the Participant's death, the Participant shall be

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deemed to have completed an additional year of service for purposes of calculating the number of Shares which are to be treated as Restricted Shares. The preceding sentence shall have no effect if the Participant's death occurs at a time when none of the Shares which are subject to this Agreement are Restricted Shares or if the Participant's death occurs at a time when the Participant is no longer employed by the Company (including its Affiliates).

          Notwithstanding the foregoing, in the event of the sale or other disposition of the entity employing Participant so that such entity is no longer an Affiliate of the Company ("Company Sale"), then (1) the Shares which are Restricted Shares at that time (following the application of Paragraph 5) shall not be forfeited, (2) the Restriction Period shall immediately lapse upon the occurrence of the Company Sale with respect to the greater of (A) the number of Shares as to which the Restriction Period would have lapsed, pursuant to Section 1 above, during the twelve month period following the Company Sale assuming that the Participant had continued to perform services during that period, and (B) 50% of the Shares which are Restricted Shares immediately prior to the occurrence of the Company Sale, (3) the provisions of this Agreement shall continue to apply as if the Participant's new employer were the Company or an Affiliate of the Company and the Restriction Period shall continue to lapse as to the Shares in installments as set forth in Section 1 over the period of Participant's continued employment with the new employer (as adjusted to take into account the Shares as to which the Restriction Period has lapsed pursuant to (2) immediately above, and (4) if the employment of Participant with the Participant's new employer (or its Affiliates) shall be terminated (A) by the Participant for Good Reason, (B) by the new employer (including its Affiliates) without Cause, (C) if the Participant's new employer is controlled by another entity ("Parent") directly, or indirectly through one or more intermediaries ("Subsidiary"), by reason of the Parent's sale or other disposition of Participant's new employer so that Participant's new employer is no longer a Subsidiary of Parent, or (D) if Participant's new employer is not a Subsidiary, then by any "person" or "group" (as such terms are defined in Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), other than any person, group or Affiliate of such person or group which acquired ownership of at least 10% of the total voting power of the voting securities of Participant's new employer in connection with the Company Sale, becoming the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the voting securities of Participant's new employer, including by way or merger, consolidation or otherwise, then the Restriction Period shall lapse with respect to all of the Restricted Shares and the Restricted Shares shall thereby be entirely free of such forfeiture restrictions.

          (b) For purposes of this Agreement, "Cause" shall mean (i) the Participant's continued failure substantially to perform the material duties of his office (other than as a result of total or partial incapacity due to physical or mental illness), (ii) the embezzlement or theft by the Participant of the Company's property, (iii) the commission of any act or acts on the Participant's part resulting in the conviction of such Participant of a felony under the laws of the United States or any state, (iv) the Participant's willful malfeasance or willful misconduct in connection with the Participant's duties to the Company or any other act or omission which is materially injurious to the financial condition or business reputation of the Company or any of its subsidiaries or affiliates, or (v) a material breach by the Participant of the material terms of his employment agreement, the Management Shareholders Agreement, or any non-compete, non-solicitation or confidentiality provisions to which the Participant is subject. However, no termination shall be deemed for Cause under clause (i), (iv) or (v) unless the Participant is first

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given written notice by the Company of the specific acts or omissions which the
Company deems constitute grounds for a termination for Cause and is provided with at least 30 days after such notice to cure the specified deficiency.

          (c) For purposes of this Agreement, "Good Reason" shall mean a Participant's resignation of his or her employment with the Company as a result of the following actions, which actions remain uncured for at least 30 days following written notice from the Participant to the Company describing the occurrence of such events and asserting that such events constitute grounds for a Good Reason resignation, provided notice of such resignation is given to the Company within sixty (60) days after the expiration of such cure period: (i) without the Participant's express written consent, any material reduction in the Participant's authority or responsibilities from those set forth in an employment agreement between the Company and the Participant (the "Employment Agreement") (or if such Participant is not a party to an Employment Agreement, from the authority and responsibilities initially assigned to such Participant by the Company after the Vesting Commencement Date), (ii) without the Participant's express written consent, a reduction of 10% or more in the level of the base salary, target annual bonus or employee benefits to be provided to the Participant under the Employment Agreement (or if such Participant is not a party to an Employment Agreement, a reduction of 10% or more in the level of base salary, target annual bonus or employee benefits provided to such Participant immediately prior to the Vesting Commencement Date), other than a reduction implemented with the consent of the Participant or a reduction that is equivalent to reduction in base salaries, bonus opportunities and/or employee benefits, as applicable, imposed on all other senior executives of the Company at a similar level within the Company (provided that the use of private aircraft shall not be deemed an employee benefit for these purposes); or (iii) the relocation of the Participant to a principal place of employment more than 50 miles from the Participant's current principal place of employment, without the Participant's express written consent.

          (d) For purposes of this Agreement, "Affiliate" shall mean a person that directly, or indirectly through one or more intermediates, controls or is controlled by, or is under common control with, the Company.

          3. Voting; Distributions. Regardless of whether the restrictions
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imposed by Paragraph 1 hereof have lapsed, the Participant shall have the right to vote the Shares granted hereunder to the extent the Participant is a shareholder of record on any applicable record date with respect to such Shares. To the extent that the restrictions imposed by Paragraph 1 have not lapsed with respect to Shares, distributions (other than tax distributions), whether in cash, securities or other property, with respect to such Shares shall be held by the Company and distributed ratably when the restrictions lapse.

          4. No Right to Employment. The execution and delivery of this
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Agreement and the granting of Shares hereunder shall not constitute or be evidence of any agreement or understanding, express or implied, on the part of the Company or its affiliates to employ the Participant for any specific period or in any particular capacity and shall not prevent the Company or its affiliates from terminating the Participant's employment at any time with or without cause.

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          5. Change in Control. In the event of a Change in Control, the
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Restriction Period shall lapse with respect to the greater of (i) the number of
Shares for which the Restriction Period would have lapsed within the twelve months following the Change in Control or (ii) fifty percent of the Shares subject to the Restriction Period. If the successor entity in the Change in Control does not assume the Restricted Shares, substitute shares of its capital stock with restrictions substantially equivalent to those in effect for the Restricted Shares immediately prior to the Change in Control or otherwise continue the Restricted Shares in effect following the Change in Control, then the Restriction Period shall lapse with respect to such Restricted Shares immediately prior to the Change in Control.

          6. Application of Laws. The granting of Shares hereunder shall be
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subject to all applicable laws, rules and regulations and to such approvals of any governmental agencies as may be required, in particular the laws of the Cayman Islands.

          7. Taxes. Any taxes required by federal, state or local laws to be
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withheld by the Company shall be paid to the Company by the Participant by the time such taxes are required to be paid or deposited by the Company.

          8. Notices. Any notices required to be given hereunder to the Company
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shall be addressed to New SAC at the address of its executive headquarters,
Attention: General Counsel, and any notice required to be given hereunder to the Participant shall be sent to the Participant's address as shown on the records of the Company.

          9. Choice of Law. This Agreement shall be governed by, and construed
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in accordance with, the laws of the State of New York, without regard to the conflict of laws provisions thereof.

          10. References to Law. References to any specific provisions of law in
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this Agreement, whether of a statute, regulation, administrative pronouncement or otherwise, shall also include any amendment, replacement, or other succeeding provision.


          IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

                                                        NEW SAC


                                                        By _____________________
                                                          Name:
                                                          Title:
Agreed and acknowledged as
of the date first above written:


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                               APPENDIX A

                          FORM OF JOINDER AGREEMENT

     Pursuant to the Management Shareholders Agreement dated as of November 22, 2000 (the "Management Shareholders Agreement") among New SAC and the Management Shareholders party thereto, the undersigned hereby agrees that, having acquired Shares, the undersigned has, by the terms of the Management Shareholders Agreement, become bound by the terms and other provisions of the Management Shareholders Agreement with all attendant rights, duties and obligations thereof and, pursuant to Section 2.4 and/or Section 7.2 of the Management Shareholders Agreement and by this Joinder Agreement, hereby joins and enters into the Management Shareholders Agreement. This is a Joinder Agreement referred to in the Management Shareholders Agreement. Capitalized terms used but not defined in this Joinder Agreement shall have the meaning assigned to them in the Management Shareholders Agreement.

Listed below is information regarding the Shares of the undersigned:

Number of Ordinary Shares:   _______________________________

Number of Preferred Shares:  _______________________________

          IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date set forth below.

[NAME]

Signature: _______________________________

Title: ___________________________________

Date: [__________________], 2001

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Acknowledged by:

NEW SAC

By: ____________________________________

Name:  __________________________________

Title: ___________________________________